QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

        Certification of Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

        Pursuant to 18 U.S.C. §1350, each of the undersigned certifies that this Quarterly Report on Form 10-QSB for the period ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Bio-Imaging Technologies, Inc.

DATE: August 7, 2002	By:	/s/ MARK L. WEINSTEIN Mark L. Weinstein, President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)
DATE: August 7, 2002	By:	/s/ MARIA T. KRAUS Maria T. Kraus, Controller (Principal Accounting Officer)

QuickLinks

  Exhibit 99.1